0-83-155 119-115-181 164-207-94 1-79-110 A S C E N T CAPITAL GROUP INC Content Slide • In early July 2017, MONI elected to discontinue doing business with its largest dealer • This dealer contributed approximately 3,900 accounts in Q2 but volume has been declining throughout the year • This dealer was MONI’s highest creation cost dealer and their departure from the program will help to lower our average creation multiple Discontinuation of Relationship with Largest Dealer Exhibit 99.2